EXHIBIT 4.4

                              DECLARATION OF TRUST
                                       OF
                            TELEBANC CAPITAL TRUST I

                  THIS  DECLARATION  OF TRUST is made as of June 2,  1997  (this
"Declaration"), by and among TeleBanc Financial Corporation, a Delaware corporation, as sponsor (the "Sponsor"), Wilmington Trust Company, a Delaware banking corporation, as Delaware trustee (the "Delaware Trustee") and Aileen Lopez Pugh, David Smilow, and Mitchell Caplan, as administrative trustees (the "Administrative Trustees", and, together with the Delaware Trustee, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

                  1. The trust created hereby shall be known as "TeleBanc Capital Trust I" (the "Trust"), in which name the Trustees or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

                  2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustees may approve.

                  3. The Sponsor and the Trustees will enter into an amended and restated Declaration of Trust satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the Capital Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration of Trust (i) the Delaware Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law, and (ii) the Administrative Trustees and the Sponsor shall take any action as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustees may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

                  4. The Sponsor hereby agrees to (i) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts), (ii) indemnify, defend and hold harmless the Trustees and any of the



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officers, directors employees and agent of the Trustees (collectively, including the Delaware Trustee in its individual capacity, the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Declaration, the creation, operation, administration or termination of the Trust, or the transactions contemplated hereby; provided, however, that the Sponsor shall not be required to indemnify an Indemnified Person for Expenses to the extent such Expenses result from the willful misconduct, bad faith or gross negligence of such Indemnified Person, and (iii) advance to each Indemnified Person Expenses (including reasonable legal fees) incurred by such Indemnified Person in defending any claim, demand, action, suit or proceeding prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Sponsor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified therefor under this Section 4.

                  5. The Sponsor, as sponsor of the Trust, and each Administrative Trustee is hereby authorized, in its discretion, (i) to prepare and distribute one or more offering memoranda in preliminary and final form, including any necessary or desirable amendments, relating to the offering and sale of Capital Securities of the Trust in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and such forms or filings as may be required by the 1933 Act, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended, in each case relating to the Capital Securities of the Trust; (ii) to prepare, execute and file on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register or establish the exemption from registration of the Capital Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; (iii) to prepare, execute and file an application, and all other applications, statements, certificates, agreements and other instruments that shall be necessary or desirable, to have the Capital Securities listed on the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market and, if and at such time as determined by the Sponsor, with the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing or quotation of the Capital Securities of the Trust; (iv) to prepare, execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Capital Securities of the Trust; (v) to negotiate, execute, deliver and perform on behalf of the Trust one or more purchase agreements, registration rights agreements, dealer/manager agreements, escrow agreements, subscription agreements and other similar or related agreements providing for or relating to the sale and issuance of the Capital Securities of the Trust and/or any other interests in the Trust; and (vi) to prepare, execute and deliver on



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behalf of the Trust any and all  documents,  papers  and  instruments  as may be
desirable  in  connection   with  any  of  the  foregoing.   Any  power  of  the
Administrative Trustees hereunder to execute any document or take other action on behalf of the Trust may be exercised by one Administrative Trustee acting alone or by two or more Administrative Trustees acting together.

                  In the event that any filing referred to in this Section 5 is required by the rules and regulations of Securities and Exchange Commission (the "Commission"), PORTAL or state securities or Blue Sky laws to be executed on behalf of the Trust by one or more Trustees, each Trustee, in its capacity as a trustee of the Trust, so required to execute such filings is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that a Trustee, in its capacity as a trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required to do so by the rules and regulations of the Commission, PORTAL or applicable state securities or Blue Sky laws.

                  6. The Delaware Trustee shall take such action or refrain from taking such action under this Declaration as it may be directed in writing by the Sponsor from time to time; provided, however, that the Delaware Trustee shall not be required to take or refrain from taking any such action if it shall have determined, or shall have been advised by counsel, that such performance is likely to involve the Delaware Trustee in personal liability or is contrary to the terms of this Declaration or of any document contemplated hereby to which the Trust or the Delaware Trustee is a party or is otherwise contrary to law. If at any time the Delaware Trustee determines that it requires or desires guidance regarding the application of any provision of this Declaration or any other document, then the Delaware Trustee may deliver a notice to the Sponsor requesting written instructions as to the course of action desired by the Sponsor, and such instructions shall constitute full and complete authorization and protection for actions taken by the Delaware Trustee in reliance thereon. If the Delaware Trustee does not receive such instructions within five (5) business days after it has delivered to the Sponsor such notice requesting instructions, or such shorter period of time as may be set forth in such notice, it shall refrain from taking any action with respect to the matters described in such notice to the Sponsor.

                  7.  This   Declaration   may  be   executed  in  one  or  more
counterparts.

                  8. The number of trustees of the Trust initially shall be four
(4) and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise



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meets the requirements of applicable law. Subject to the foregoing,  the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Sponsor.

                  9. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).





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                  IN WITNESS  WHEREOF,  the  parties  hereto  have  caused  this
Declaration of Trust to be duly executed as of the day and year first above written.

                   TELEBANC FINANCIAL CORPORATION, as Sponsor

                                  By:      /s/ Mitchell Caplan
                                           -----------------------
                                           Name:     Mitchell Caplan
                                           Title:   President


                                  WILMINGTON TRUST COMPANY,  not in its
                   individual capacity but solely as Delaware
                                  Trustee of the Trust

                                  By:      /s/   Debra Eberly
                                           -----------------------
                                           Name: Debra Eberly
                                           Title:   Administrative Account
                                     Manager

                                           Aileen   Lopez   Pugh,   not  in  her
                                           individual  capacity  but  solely  as
                                           Administrative Trustee of the Trust

                                           /s/ Aileen Lopez Pugh
                                           -----------------------

                                           David Smilow,  not in his  individual
                                           capacity but solely as Administrative
                                           Trustee of the Trust

                                           /s/ David Smilow
                                           -----------------------

                                           Mitchell    Caplan,    not   in   his
                                           individual  capacity  but  solely  as
                                           Administrative Trustee of the Trust

                                           /s/ Mitchell Caplan
                                           -----------------------